EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of TearDrop Golf Company for the registration of 1,845,690 shares of its Common Stock and 100,000 shares of its Series A Redeemable Preferred Stock and to the incorporation by reference therein of our report dated March 31, 1998, with respect to the consolidated financial statements of TearDrop Golf Company included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Chicago, Illinois
April 27, 1998